Exhibit 10.23

LOAN NUMBER 4011078	LOAN NAME STERION INCORPORATED	ACCT. NUMBER	NOTE DATE 05/31/02	INITIALS JAW
NOTE AMOUNT $675,000.00	INDEX (w/Margin) Wall Street Journal Prime	RATE 4.75% Creditor Use Only	MATURITY DATE 05/31/03	LOAN PURPOSE Commercial

PROMISSORY NOTE

(Commercial - Revolving Draw - Variable Rate)

DATE AND PARTIES. The date of this Promissory Note (Note) is May 31, 2002.  The parties and their addresses are;

LENDER:

CROWN BANK

6600 France Avenue South Ste 125

Edina, Minnesota 55435

Telephone: (952) 285-5800

BORROWER:

STERION INCORPORATED

a Corporation

13828 Lincoln ST NE

Ham Lake, Minnesota 55304

1. DEFINITIONS. As used in this Note, the terms have the following meanings:

A. Pronouns. The pronouns "I," "me," and "my" refer to each Borrower signing this Note, individually and together with their heirs, successors and assigns, and each other person or legal entity (including guarantors, endorsers, and sureties) who agrees to pay this Note. "You" and "Your" refer to the Lender, with its participants or syndicators, successor, and assigns, or any person or company that acquires an interest in the Loan.

B. Note. Note refers to this document, and any extensions, renewals, modifications and substitutions of this Note.

C. Loan.  Loan refers to this transaction generally, including obligations and duties arising from the terms of all documents prepared or submitted for this transaction such as applications, security agreements, disclosures or notes, and this Note.

D. Property. Property is any property, real, personal or intangible, that secures my performance of the obligations of this Loan.

E. Percent. Rates and rate change limitations are expressed as annualized percentages.

2. PROMISE TO PA Y. For value received, I promise to pay you or your order, at your address, or at such other location as you may designate, amounts advanced from time to time under the terms of this Note up to the maximum outstanding principal balance of $675,000.00 (Principal), plus interest from the date of disbursement, on the unpaid outstanding Principal balance until this Note matures or this obligation is accelerated.

I may borrow up to the Principal amount more than one time.

3. ADVANCES. Advances under this Note are made according to the following terms and conditions

A. Requests for Advances. My requests are a warranty that I am in compliance with all the Loan documents. When required by you for a particular method of advance, my requests for an advance must specify the requested amount and the date and be accompanied with any agreements, documents, and instruments that you require for the Loan. Any payment by you of any check, share draft or other charge may, at your option, constitute an advance on the Loan to me. All advances will be made in United States dollars. I will indemnify you and hold you harmless for your reliance on any request for advances that you reasonably believe to be genuine. To the extent permitted by law, I will indemnify you and hold you harmless when the person making any request represents that I authorized this person to request an advance even when this person is unauthorized or this person’s signature is not genuine.

I or anyone I authorize to act on my behalf may request advances by the following methods.

B. Advance Limitations. In addition to any other Loan conditions, requests for, and access to, advances are subject to the following limitations.

(1) Discretionary Advances. You will make all Loan advances at your sole discretion.

(2) Advance Amount. Subject to the terms and conditions contained in this Note, advances will be made in exactly the amount I request.

(3) Disbursement of Advances. On my fulfillment of this Note's terms and conditions, you will disburse the advance in any manner as you and I agree.

(4) Credit Limit. I understand that you will not ordinarily grant a request for an advance that would cause the unpaid principal of my Loan to be greater than the Principal limit. You may, at your option, grant such a request without obligating yourselves to do so in the future.

(5) Records. Your records will be conclusive evidence as to the amount of advances, the Loan's unpaid principal balances and the accrued interest.

4. INTEREST. Interest will accrue on the unpaid Principal balance of this Note at the rate of 4.75 percent (Interest Rate) until June 1, 2002, at which time it may change as described in the Variable Rate subsection.

A. Interest After Default. If you declare a default under the terms of this Loan, Including for failure to pay in full at maturity, you may increase the interest Rate payable on the outstanding Principal balance of this Note. In such event, interest will accrue on the outstanding Principal balance at the Interest Rate in effect from time to time under the terms of this Loan, until paid in full.

B. Maximum Interest Amount. Any amount assessed or collected as interest under the terms of this Note or obligation will be limited to the Maximum Lawful Amount of interest allowed by state or federal law. Amounts collected in excess of the Maximum Lawful Amount will be applied first to the unpaid Principal balance. Any remainder will be refunded to me.

C. Statutory Authority. The amount assessed or collected on this Note is authorized by the Minnesota usury laws under Minn. Stat. § 47.59,

D. Accrual. During the scheduled term of this Loan interest accrues using an Actual/360 days counting method

E. Variable Rate. The Interest Rate may change during the term of this transaction.

(1) Index. Beginning with the first Change Date, the interest Rate will be based on the following index: the highest base rate on corporate loans posted by at least 75% of the nation’s 30 largest banks that The Wall Street Journal publishes as the prime rate.

The Current index Is the most recent Index figure available on each Change Date. You do not guaranty by selecting this Index, or the margin, that the Interest Rate on this Note will be the same rate you charge on any other loans or class of loans you make to me or other borrowers. If this Index is no longer available, you will substitute a similar index. You will give me notice of your choice.

(2) Change Date. Each date on which the Interest Rate may change is called a Change Date. The Interest Rate may change June 1, 2002 and daily thereafter.

(3) Calculation Of Change. On each Change Date, you will calculate the Interest Rate, which will be the Current Index. The result of this calculation will be rounded up to the nearest .001 percent. Subject to any limitations, this will be the Interest Rate until the next Change Date. The new Interest Rate will become effective on each Change Date. The Interest Rate and other charges on this Note will never exceed the highest rate or charge allowed by law for this Note.

(4) Effect Of Variable Rate. A change in the Interest Rate will have the following effect on the payments: The amount of scheduled payments will change.

5. PAYMENT. I agree to pay this Note on demand, but if no demand is made, I agree to pay all accrued interest on the balance outstanding from time to time in regular payments beginning June 30, 2002, then on the same day of each month thereafter. Any payment scheduled for a date falling beyond the lost day of the month, will be due on the last day. A final payment of the entire unpaid outstanding balance of Principal and interest will be due May 31, 2003.

Payments will be rounded up to the nearest $.01. With the final payment I also agree to pay any additional fees or charges owing and the amount of any advances you have made to others on my behalf. Payments scheduled to be paid on the 29th, 30th or 31st day of a month that contains no such day will, instead, be made on the last day of such month.

Interest payments will be applied first to any charges I owe other than late charges, then to accrued, but unpaid interest, then to late charges. Principal payments will be applied first to the outstanding Principal balance, then to any note charges. If you and I agree to a different application of payments, we will describe our agreement on this Note. The actual amount of my final payment will depend on my payment record.

6. PREPAYMENT. I may prepay this Loan in full or in part at any time any partial prepayment will not excuse any later scheduled payments until I pay in full.

7. LOAN PURPOSE. The purpose of this Loan Is WORKING CAPITAL RENEWAL.

STERION INCORPORATED

Initials

Minnesota Promissory Note

MN/4XpburtonO052980000352800905290

ã1996 Banker, Systems, Inc., St. Cloud, MN

8. ADDITIONAL TERMS. THIS NOTE IS SECURED BY AN EXISTING SECURITY AGREEMENT DATED MAY 25,2001.

9. SECURITY. This Loan is secured by separate security instruments prepared together with this Note as follows:

Document Name

Parties to Document

Security Agreement – STERION INCORPORATED

STERION INCORPORATED

10. DEFAULT. I understand that you may demand payment anytime at your discretion. For example, you may demand payment in full if any of the following occur:

A. Payments. I fail to make a payment in full when due.

B. Insolvency or Bankruptcy. I make an assignee for the benefit of creditors or become insolvent, either because my liabilities exceed my assets or I am unable to pay my debts as they become due; or I petition for protection under federal, state or local bankruptcy, insolvency or debtor relief laws, or am the subject of a petition or action under such laws and fail to have the petition or action dismissed Within a reasonable period of time not to exceed 60 days.

C. Business Termination. I merge, dissolve, reorganize, end my business or existence, or a partner or majority owner dies or is declared legally incompetent

D. Failure to Perform. I fail to perform any condition or to keep any promise or covenant of this Note.

E. Other Documents. A default occurs under the terms of any other transaction document.

F. Other Agreements. I am in default on any other debt or agreement I have with you.

G Misrepresentation. I make any verbal or written statement or provide any financial information that is untrue, inaccurate, or conceals a material fact at the time it is made or provided.

H. Judgment. I fail to satisfy or appeal any judgment against me.

I. Forfeiture. The Property is used in a manner or for a purpose that threatens confiscation by a legal authority.

J. Name Change. I change my name or assume an additional name without notifying you before making such a change.

K. Property Transfer. I transfer all or a substantial part of my money or property.

L. Property Value. The value of the Property declines or is impaired.

M. Material Change. Without first notifying you, there is a material change in my business, including ownership. Management, and financial conditions. N. Insecurity. You reasonably believe that you are insecure.

11. Assumptions. Someone buying the Property cannot assume the obligation. You may declare the entire balance of the Note to be immediately due and payable upon the creation of, or contractor the creation of, any lien, encumbrance, or transfer of the Property. However, I may sell or similarly dispose of any Property that is inventory.

12. WAIVERS AND CONSENT. To the extent not prohibited by law, I waive protest, presentment for payment, demand, notice of acceleration, notice of Intent to accelerate and notice of dishonor.

A. Additional Waivers By Borrower. In addition, I, and any party to this Note and Loan, to the extent permitted by law, consent to certain actions you may take, and generally waive defenses that may be available based on these actions or based on ,he status of a party to this Note.

(1) You may renew or extend payments on this Note, regardless of the number of such renewals or extensions

(2) You may release any Borrower, endorser, guarantor, surety. accommodation maker or any other co-signer

(3) You may release, substitute or impair any Property securing this Note.

(4) You, or any institution participating in this Note, may invoke your right of set-off.

(5) You may enter into any sales, repurchases or participations of this Note to any person in any amounts and I waive notice of such sales, repurchases or participations.

(6) I agree that any of us signing this Note as a Borrower is authorized to modify the terms of this Note or any instrument securing, guarantying or relating to this Note.

B. No Waiver By Lender. Your course of dealing, or your forbearance from, or delay in, the exercise of any of your rights, remedies, privileges or right to insist upon my strict performance of any provisions contained in this Note, or other Loan documents, shall not be construed as a waiver by you, unless any such waiver is in writing and is signed by you.

13. REMEDIES. After I default, and after you give any legally required notice and opportunity to cure the default, you may at your option do anyone or more of the following.

A. Acceleration. You may make all or any part of the amount owing by the terms of this Note immediately due.

B Sources. You may use any and all remedies you have under state or federal law or in any instrument securing this Note.

C. Insurance Benefits. You may make a claim for any and all insurance benefits or refunds that may be available on my default.

D. Payments Made On My Behalf. Amounts advanced on my behalf will be immediately due and may be added to the balance owing under the terms of this Note and accrue interest at the highest post-maturity interest rate.

E. Termination. You may terminate my right to obtain advances and may refuse to make any further extensions of credit.

F. Set-Off. You may use the right of set-off. This means you may set-off any amount due and payable under the terms of this Note against any right I have to receive money from you.

My right to receive money from you includes any deposit or share account balance I have with you; any money owed to me on an item presented to you or in your possession for collection or exchange; and any repurchase agreement or other non-deposit obligation. Any amount due and payable under the terms of this Note means the total amount to which you are entitled to demand payment under the terms of this Note at the time you set-off.

Subject to any other written contract, if my right to receive money from you is also owned by someone who has not agreed to pay this Note, your right of set- off will apply to my interest in the obligation and to any other amounts I could withdraw on my sole request or endorsement.

Your right of set-off does not apply to an account or other obligation where my rights arise only In a representative capacity. It also does not apply to any Individual Retirement Account or other tax-deferred retirement account.

You will not be liable for the dishonor of any check when the dishonor occurs because you set-off against any of my accounts I agree to hold you harmless from any such claims arising as a result of your exercise of your right of set-off.

G. Waiver. Except as otherwise required by law, by choosing any one or more of these remedies you do not give up your right to use any other remedy. You do not waive a default if you choose not to use a remedy. By electing not to use any remedy, you do not waive your right to later consider the event a default and to use any remedies if the default continues or occurs again.

14. COLLECTION EXPENSES AND ATTORNEYS' FEES. On or after Default, to the extent permitted by law, I agree to pay all expenses of collection, enforcement or protection of your rights and remedies under this Note Expenses include, but are not limited to, attorneys' fees, court costs and other legal expenses. If not paid immediately, these expenses will bear interest from the date of payment until paid in full at the highest interest in effect as provided in the terms of this Note All fees and expenses will be secured by the Property I have granted to you, if any. To the extent permitted by the United States Bankruptcy Code, I agree to pay the reasonable attorneys' fees you incur to collect this Debt as awarded by any court exercising jurisdiction under the Bankruptcy Code.

15. WARRANTIES AND Representations. I make to you the following warranties and representations which will continue as long as this Note is in effect

A. Power. I am duly organized, and validly existing and in good standing in all jurisdictions in which I operate. I have the power and authority to enter into this transaction and to carry on my business or activity as it is now being conducted and, as applicable, am qualified to do so in each jurisdiction in which I operate.

B. Authority. The execution, delivery and performance of this Note and the obligation evidenced by this Note are within my powers, have been duly authorized, have received all necessary governmental approval, will not violate any provision of law, or order of court or governmental agency, and win not violate any agreement to which I am a party or to which I am or any of my Property is subject.

C. Name and Place of Business. Other than previously disclosed in writing to you I have not changed my name or principal place of business within the last 10 years and have not used any other trade or fictitious name. Without your prior written consent, I do not and will not use any other name and will preserve my existing name, trade names and franchises.

16. Insurance. I understand and agree that any insurance premiums paid to insurance companies as part of this Loan Agreement will involve money retained by you or paid back to you as commissions or other remuneration.

A. Property Insurance. I will insure or retain insurance coverage on the Property and abide by the insurance requirements of any security instrument securing this Loan.

B. Insurance Warranties. l agree to purchase any insurance coverages that are required, in the amounts you require, as described in this or any other documents I sign for this Loan. I will provide you with continuing proof of coverage. I will buy or provide insurance from a firm licensed to do business in the State where the Property Is located. If I buy or provide the insurance from someone other than you, the firm will be reasonably acceptable to you. I will have the insurance company name you as loss payee on any insurance policy. You apply the insurance proceeds toward what I owe you on the outstanding balance. I agree

STERION INCORPORATED

Initials

Minnesota Promissory Note

MN/4XpburtonO052980000352800905290

ã1996 Banker, Systems, Inc., St. Cloud, MN

That if the insurance proceeds do not cover the amounts I still owe you, I will pay the difference. I will keep the insurance until all debts secured by this agreement are paid. If I want to buy the insurance from you, I have signed a separate statement agreeing to this purchase.

C. Prepayment: If I prepay in full or if I default and you demand payment of the unpaid balance, I may be entitled to a partial refund credit of any unearned insurance premiums. This refund may be obtained from you or from the insurance company named in my policy or certificate of insurance.

17. APPLICABLE LAW. This Note is governed by the Iaws of Minnesota, the United States of America and to the extent required, by the Iaws of the jurisdiction where the Property is located. In the event of a dispute, the exclusive forum, venue end place of jurisdiction will be in Minnesota, unless otherwise required by law.

18. JOINT AND INDIVIDUAL LIABILITY AND SUCCESSORS. My obligation to pay this Loan is independent of the obligation of any other person who agreed to pay it. You may sue me alone, or anyone else who is obligated on this Loan, or any number of us together, to collect this Loan. Extending this Loan or new obligations under this Loan will not affect my duty under this Loan and I will still be obligated to pay this Loan. The duties and benefits of this Loan will bind and benefit the successors and assigns of you and me.

19. AMENDMENT, INTEGRATION AND SEVERABILITY. This Note may not be amended or modified by oral agreement. No amendment or modification of is effective unless made in writing and executed by you and me. This Note is the complete and final expression of the agreement. If any provision of this unenforceable, then the unenforceable provision will be severed and the remaining provisions will still be enforceable,

20. INTERPRETATION. Whenever used, the singular includes the plural and the plural includes the singular. The section headings .re for convenience only not to be used to interpret or define the terms of this Note.

21. NOTICE, FINANCIAL REPORTS AND ADDITIONAL DOCUMENTS. Unless otherwise required by law any notice will be given by delivering it or mailing it by first class mail to the appropriate party’s address listed in the DATE AND PARTIES section, or to any other address designated in writing Notice to one party is deemed to be notice to all parties. I will inform you in writing of any change in my name, address, or other application information. I will provide you any statement or Information you request. All financial statements and information I give you will be correct and complete. I agree to sign, deliver, any additional documents or certifications, that you may consider necessary to perfect, continue, and preserve my obligations under this Loan and to confirm status on any Property Time is of the essence.

22. CREDIT INFORMATION. I agree that from time to time you may obtain credit information about me from others, including other lenders and credit agencies, and report to other (Such as a credit reporting agency) your credit experience with me. I agree that you will not be liable for any claim arising use of information provided to you by others or for providing such information to other.

23. ERRORS AND OMISSIONS. I agree, If requested by you, to fully cooperate in the correction, if necessary, in the reasonable discretion of you of any closing documents so that all documents accurate IV describe the loan between you and me. I agree to assume all costs including by wav of Illustration limitation, actual expenses, legal fees and marketing losses for failing to reasonably comply with your requests within thirty (30) days.

24. SIGNATURES. By signing, I agree to the terms contained in this Note. I also acknowledge receipt of. copy of this Note.

BORROWER:

STERION INCORPORATED

/s/  J. DAVID BERKLEY

J. David Berkley

/s/ STEVEN D. KAMP

Steven D. Kamp

STERION INCORPORATED

Initials

Minnesota Promissory Note

MN/4XpburtonO052980000352800905290

ã1996 Banker, Systems, Inc., St. Cloud, MN